EXHIBIT 11

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                               T R FINANCIAL CORP.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                Three Months Ended                                   Six Months Ended
                                                      June 30                                             June 30
                                  ----------------------------------------------        -------------------------------------------
                                            1996                   1995                          1996                 1995
                                    ---------------------   ------------------            ------------------   -------------------



1.  Net income                            $   7,214,000         $  4,748,000                 $  14,398,000       $    8,639,000
                                          =============         ============                 =============       ==============

2.  Weighted average common
    shares outstanding                        8,184,861            8,990,052                     8,287,848            9,108,129

3.  Pro rata allocation to interim
    periods of ESOP shares to be
    allocated on December 31st of
    each year (results from the
    adoption of SOP 93-6)                        48,242               48,088                        32,333               32,179

4.  Common stock equivalents
    attributable to dilutive effect             576,121
    of stock options                                                 444,837                       574,579              421,839
                                                                   ---------                       -------            ---------

5.  Total weighted average common
    shares and equivalents
    outstanding for primary earnings
    per share computations                    8,809,224            9,482,977                     8,894,760            9,562,147
                                             ==========            =========                    ==========            =========

6.  Primary earnings per share                 $   0.82              $  0.50                      $   1.62              $  0.90
                                               ========              =======                      ========              =======

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